UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2021

WESTERN URANIUM & VANADIUM CORP.
(Exact Name of Registrant as Specified in its Charter)

Ontario, Canada	000-55626	98-1271843
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 Bay Street, Suite 1400, Toronto, Ontario, Canada	M5H 2S8
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (970) 864-2125

N/A
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

☒  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

Western Uranium & Vanadium Corp. (the “Company”) has completed a non-brokered private placement (the “Private Placement”) of 372,966 units (the “Units”) for gross proceeds of CAD$596,746, as announced in a news release on December 17, 2021.

The Company issued the Units at a price of CAD$1.60 per Unit. Each Unit consists of one common share of the Company (a “Share”) plus one common share purchase warrant of the Company (a “Warrant”). Each Warrant entitles the holder to purchase one additional Share at a price of CAD$2.50 for a period of three years following the closing date of the Private Placement. A total of 372,966 Shares and 372,966 Warrants were issued in the Private Placement.

The Warrants contain a provision that if the Company’s Shares trade at or above CAD$5.00 per Share for 10 consecutive trading days, the Company may, at any time after the expiry of the applicable statutory hold period, accelerate the expiration of the Warrants upon not less than 30 days’ written notice by the Company.

Securities issued pursuant to the Private Placement are subject to a minimum six-month U.S. hold period, as well as a concurrent (but shorter) 4-month Canadian hold period. The securities offered and sold have not been registered under the U.S. Securities Act of 1933, as amended, or under applicable state laws, and may not be offered or sold in the United States absent such registration or applicable exemptions from such registration requirements.

As disclosed in the Company’s news release of December 17, 2021, the net proceeds of the Private Placement were dedicated to complete the strategic acquisition of physical uranium that was previously announced by the Company in a June 2, 2021 news release. The Company’s acquisition of 125,000 pounds of physical uranium, using the net proceeds of the Private Placement and other funds, has been completed, as announced in the Company’s news release of December 20, 2021. The Company paid approximately US$32/lb for the uranium purchased, and that uranium had an estimated spot value of US$43/lb at the time of purchase, resulting in the Company’s acquisition of uranium having an estimated value of US$5.4 Million for a purchase price of US$4.0 Million. The Company retains the option to hold this strategic uranium inventory as a long-term investment or to use all or any part of it to fulfil its uranium supply commitments for 2022.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

On December 17, 2021 and December 20, 2021, the Company issued the following press releases, which are referenced above and are included as Exhibits 99.1 and 99.2.

Exhibit No.	Description
99.1	Press release dated December 17, 2021
99.2	Press release dated December 20, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 28, 2021	WESTERN URANIUM & VANADIUM CORP.

	By:	/s/ Robert Klein
Robert Klein Chief Financial Officer

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